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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OPNET Technologies, Inc. on Form S-8 of our report dated April 27, 2001, appearing in the Annual Report on Form 10-K of OPNET Technologies, Inc. for the year ended March 31, 2001.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

McLean, Virginia
January 25, 2002